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                                                                   Exhibit 24(a)

KeyCorp           KeyCorp
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                  127 Public Square
                  Cleveland, Ohio 44114-1306


                                 CERTIFICATION
                                 -------------

        I, Steven N. Bulloch, hereby certify that I am an Assistant Secretary of KeyCorp, a corporation duly organized under the laws of the State of Ohio, that I have in my possession the corporate records regarding the Corporation, and that attached hereto is a true and correct copy of the resolution duly adopted by the Compensation and Organization Committee of the Board of Directors of such Corporation at a meeting thereof duly called and held on September 14, 1994, at which meeting a quorum of the Committee was present throughout, and that such resolutions have not been rescinded and are in full force and effect.

      IN WITNESS THEREOF, the undersigned has hereunto put his hand and the seal of this Corporation on this 7th day of November, 1994.



                                                    /s/ Steven N. Bulloch
                                                    -------------------------
                                                     Steven N. Bulloch
                                                     Assistant Secretary
                                                     KeyCorp

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Resolution adopted by the Compensation and Organization Committee of the Board
of Directors of KeyCorp on September 14, 1994.


             RESOLVED, that, effective January 1, 1995, the KeyCorp Employees' Stock Purchase Plan (Plan), be amended to (1) modify the definition of "Eligible Employee" to include all employees of KeyCorp or its subsidiaries other than those specifically excluded under the express terms of the Plan, (2) change the name of the Plan to the KeyCorp Discounted Stock Purchase Plan, (3) limit the amount of common shares which may be purchased by an eligible employee under the Plan in any calendar year to $50,000.00, and (4) make any other changes required by law or deemed necessary or advisable in connection with the above amendments.


             FURTHER RESOLVED, that definitive documents setting forth the amendments to the Plan adopted herein to (1) modify the definition of "Eligible Employee", (2) change the name of the Plan to the KeyCorp Discounted Stock Purchase Plan, and (3) to limit the amount of common shares which may be purchased by an eligible employee in any calendar year, and for such other changes as required by law, or deemed necessary or advisable in connection with the above amendments, be prepared and executed by any officer of the Corporation without further action of this Committee, the Corporation's Board of Directors, or any other committee of the Corporation's Board of Directors.


             FURTHER RESOLVED, that, in addition to the 400,000 Common
      Shares currently authorized to be issued and sold under the Plan, the Corporation is hereby authorized to issue and sell up to 400,000 additional Common Shares pursuant to the Plan as amended and that the officers of the Corporation be and each of them is hereby authorized to cause to be issued from time to time up to an aggregate amount of 800,000 Common Shares in connection with the Plan.


             FURTHER RESOLVED, that the officers of the Corporation be and each of them is hereby authorized, for and on behalf of the Corporation, to prepare or cause to be prepared and to execute and file with the Securities and Exchange Commission (the "Commission") such registration statements or amendments to existing registration statements (on such form or forms as are applicable) under the Securities Act of 1933, as amended (the "1933 Act"), and to do or cause to be done all things necessary or advisable to effect registration under the 1993 Act of the Common Shares authorized above to be issued and sold under the Plan.


             FURTHER RESOLVED, that the officers of the Corporation be and each of them is hereby authorized to take any and all action and to execute the definitive plan and trust amendments and such other documents, including any additional instruments or amendments effecting changes to any of the plans under the authority of the above resolutions, as may be necessary or advisable to carry out the purposes of the foregoing resolutions.